Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2019 Results
GAAP Revenues $9.6 billion, Non-GAAP Revenues $4.9 billion
GAAP EPS $1.75, Non-GAAP EPS $0.80

SAN DIEGO - July 31, 2019 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 30, 2019.

“We delivered another solid quarter operationally in the midst of slower demand for 4G devices as the market prepares for the global transition to 5G,” said Steve Mollenkopf, CEO of Qualcomm Incorporated.  “Our 5G design wins have doubled over the last three months, leaving us extremely well positioned as 5G ramps in early calendar year 2020.”

Third Quarter Results (GAAP)*

	Q3 Fiscal 2019	Q3 Fiscal 2018 [3]	Year-Over-Year Change [1]	Q2 Fiscal 2019	Sequential Change [1]
Revenues	$9.6B	$5.6B	+73%	$5.0B	+93%
Operating income	$5.3B	$0.9B	N/M	$0.9B	N/M
Net income	$2.1B	$1.2B	+79%	$0.7B	N/M
Diluted earnings per share	$1.75	$0.81	+116%	$0.55	N/M
Operating cash flow [2]	$4.9B	$2.1B	+139%	$0.8B	N/M

1 Throughout this news release, percentage changes are calculated based on the dollar amounts as disclosed in millions.
2 In the first quarter of fiscal 2019, we adopted new accounting guidance that changed the classification and presentation of certain cash receipts and cash payments and that requires companies to include restricted cash and cash equivalents as a component in total cash and cash equivalents in the statement of cash flows. As a result, prior period cash flow amounts presented herein have been adjusted to conform to the current year presentation.
3 As previously disclosed, we identified an immaterial error related to the recognition of certain royalty revenues of our QTL (Qualcomm Technology Licensing) segment in the quarterly and annual periods in fiscal 2018 and third and fourth quarters and annual period in fiscal 2017. We have corrected this error in our GAAP and Non-GAAP results for all impacted prior periods presented herein. See “Notes to Condensed Consolidated Financial Statements, Note 1. Basis of Presentation and Significant Accounting Policies Update” and “Note 11. Revision of Prior Period Financial Statements” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed with the SEC.

N/M - Not Meaningful

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 2 of 15

Third Quarter Results (Non-GAAP)*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included within this news release.

	Q3 Fiscal 2019	Q3 Fiscal 2018	Year-Over-Year Change	Q2 Fiscal 2019	Sequential Change
Revenues	$4.9B	$5.6B	(13%)	$4.9B	—%
Operating income	$1.2B	$1.4B	(13%)	$1.2B	+4%
Net income	$1.0B	$1.5B	(34%)	$0.9B	+5%
Diluted earnings per share	$0.80	$1.00	(20%)	$0.77	+4%

* On April 16, 2019, we entered into settlement agreements with Apple and its contract manufacturers to dismiss all outstanding litigation between the parties. In the third quarter of fiscal 2019, we recognized licensing revenues of $4.7 billion resulting from the settlement, consisting of a payment from Apple and the release of certain of our obligations to pay Apple and its contract manufacturers customer-related liabilities. In addition, our QTL results for the third quarter of fiscal 2019 included royalties from Apple and its contract manufacturers for sales made in the June 2019 quarter. QTL revenues in fiscal 2018 and the first six months of fiscal 2019 did not include royalties due on sales of Apple or other products by Apple’s contract manufacturers. QTL revenues in the second and third quarters of fiscal 2019 each included $150 million of royalties due under an interim agreement with Huawei as minimum, non-refundable payments for royalties due for sales of licensed products by Huawei during the relevant quarter. QTL revenues in the third quarter of fiscal 2018 included $500 million paid under an interim agreement with Huawei. These payments from Huawei do not represent the full amount of royalties due under the underlying license agreement.

The following should be considered in regard to the year-over-year and sequential comparisons:

•	The third quarter of fiscal 2019 GAAP results included:

◦	$4.7 billion of revenues, or $3.23 per share, resulting from settlement agreements with Apple and its contract manufacturers, and which were not allocated to our segment results.

◦
$2.5 billion tax expense, or ($2.01) per share, due to the write-off of a deferred tax asset as a result of an agreement with the Internal Revenue Service (IRS) under which we will forgo the federal tax basis step-up in certain distributed intellectual property.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 3 of 15

◦
$275 million charge, or ($0.22) per share, for the fine imposed by the European Commission (EC) in July 2019 (2019 EC fine), for which we intend to provide financial guarantees to satisfy the obligation in lieu of a cash payment during the appeal.

•	The third quarter of fiscal 2019 GAAP and Non-GAAP results included:

◦	$150 million of revenues, or $0.10 per share for GAAP and $0.11 per share for Non-GAAP, resulting from an interim agreement with Huawei.

•	The third quarter of fiscal 2018 GAAP results included:

◦	$112 million of restructuring and restructuring-related charges, or ($0.06) per share, related to our Cost Plan that was announced in the second quarter of fiscal 2018.

•	The third quarter of fiscal 2018 GAAP and Non-GAAP results included:

◦	$500 million of revenues, or $0.30 per share for GAAP and $0.26 per share for Non-GAAP, resulting from an interim agreement with Huawei for royalties due after the second quarter of fiscal 2017.

•	The second quarter of fiscal 2019 GAAP and Non-GAAP results included:

◦	$150 million of revenues, or $0.10 per share for GAAP and $0.11 per share for Non-GAAP, resulting from an interim agreement with Huawei.

Segment Results
Third Quarter Fiscal 2019

(in millions, except percentages)	Q3 Fiscal 2019	Q3 Fiscal 2018	Year-Over-Year Change	Q2 Fiscal 2019	Sequential Change
QCT
Revenues	$3,567	$4,087	(13%)	$3,722	(4%)
EBT [1]	$504	$607	(17%)	$542	(7%)
EBT as % of revenues	14%	15%	(1%)	15%	(1%)
MSMTM chip shipments	156	199	(22%)	155	+1%
QTL
Revenues	$1,292	$1,443	(10%)	$1,122	+15%
EBT [1]	$898	$1,027	(13%)	$674	+33%
EBT as % of revenues	70%	71%	(1%)	60%	+10%
1 Earnings (loss) before taxes

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 4 of 15

We adopted accounting guidance (ASC 606) in the first quarter of fiscal 2019 that requires us to estimate and recognize QTL royalty revenues in the period in which the licensees’ sales occur, resulting in an acceleration of royalty revenues by one quarter. As a result of recognizing revenues in the period in which the licensees’ sales occur using estimates, adjustments to revenues are required in subsequent periods to reflect changes in estimates as new information becomes available, primarily resulting from actual amounts reported by our licensees. Prior period results have not been restated and continue to be reported in accordance with the accounting guidance in effect for those periods (ASC 605).

Return of Capital to Stockholders
During the third quarter of fiscal 2019, we paid cash dividends totaling $755 million, or $0.62 per share. In the fourth quarter of fiscal 2018, we announced a stock repurchase program authorizing us to repurchase up to $30 billion of our common stock. At June 30, 2019, $7.8 billion remained authorized for repurchase under our stock repurchase program. On July 24, 2019, we announced a cash dividend of $0.62 per share, payable on September 26, 2019 to stockholders of record at the close of business on September 12, 2019.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $14.4 billion at the end of the third quarter of fiscal 2019, compared to $35.9 billion a year ago and $10.4 billion at the end of the second quarter of fiscal 2019. Stock repurchases and repayment of long-term debt significantly reduced our cash, cash equivalents and marketable securities balance at the end of the third quarter of fiscal 2019, compared to a year ago.

Effective Income Tax Rates
Our estimated annual effective tax rates for fiscal 2019 are 41% for GAAP and 0% for Non-GAAP. The effective income tax rates for the third quarter of fiscal 2019 were 61% for GAAP and 11% for Non-GAAP. Our GAAP annual effective tax rate reflected the impact of a $2.5 billion charge due to the write-off of a deferred tax asset as a result of an agreement with the IRS under which we will forgo the federal tax basis step-up in certain distributed intellectual property resulting from temporary regulations issued by the United States Treasury Department (which was recorded discretely in the third quarter of fiscal 2019), the 2019 EC fine (which is not deductible for tax purposes) and the impact of the Apple settlement, partially offset by income tax benefits of $570 million (which were recorded discretely in the first quarter of fiscal 2019). Our Non-GAAP annual effective tax rate reflected income tax benefits of $552 million,

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 5 of 15

which were recorded discretely in the first quarter of fiscal 2019. We estimate our tax rates for the fourth quarter of fiscal 2019 to be 16% for GAAP and 13% for Non-GAAP.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investment, certain derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

The second interim agreement with Huawei concluded in the third quarter of fiscal 2019, and although negotiations continue, we have not reached a final agreement with Huawei. If no agreement is reached, Huawei may not make any other payments or may not make full payments under the underlying license agreement. Our financial guidance for the fourth quarter of fiscal 2019 excludes QTL revenues for royalties due on sales of products by Huawei.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 6 of 15

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary and Reconciliation

	Q4 FY18 Results (1)		Current Guidance Q4 FY19 Estimates (2)(3)
Revenues	$5.8B		$4.3B - $5.1B
Year-over-year change			decrease 12% - 26%
GAAP diluted earnings (loss) per share (EPS)	($0.36)		$0.38 - $0.48
Year-over-year change			N/M
Less diluted EPS attributable to QSI	($0.01)		$—
Less diluted EPS attributable to share-based compensation	($0.14)		($0.18)
Less diluted EPS attributable to other items	($1.10)		($0.09)
Non-GAAP diluted EPS	$0.89		$0.65 - $0.75
Year-over-year change			decrease 16% - 27%
Other Information
MSM chip shipments	232	M	140M - 160M
Year-over-year change			decrease 31% - 40%
QTL revenues	$1.1B		$1.0B - $1.2B
Year-over-year change			decrease 10% - increase 8%

(1)
The fourth quarter of fiscal 2018 results excluded QTL revenues for royalties due on sales of Apple and other products by Apple’s contract manufacturers. The fourth quarter of fiscal 2018 results included $100 million of QTL revenues from Huawei under an interim agreement for royalties due after the second quarter of fiscal 2017. Further, the fourth quarter of fiscal 2018 results included a $2.0 billion charge related to a termination fee paid to NXP and included the impact of the significant stock repurchase program that was implemented following the termination of the purchase agreement. Diluted EPS attributable to other items for the fourth quarter of fiscal 2018 was primarily attributable to acquisition-related items and restructuring and restructuring-related charges related to our Cost Plan.

(2)	Our guidance for revenues and diluted EPS attributable to other items for the fourth quarter of fiscal 2019 is primarily attributable to acquisition-related items.

(3)	Our financial guidance for the fourth quarter of fiscal 2019 excludes QTL revenues for royalties due on sales of products by Huawei.

Sums may not equal total due to rounding.
N/M - Not Meaningful

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 7 of 15

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results (in millions, except per share data and percentages):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)		Non-GAAP Results
Q3 FISCAL 2019
Revenues	$9,635	$18	$—	$4,723	(c)	$4,894
Operating income (loss)	5,317	10	(246)	4,339		1,214
EBT	5,501	312	(246)	4,334		1,101
EBT as % of revenues	57%					22%
Net income (loss)	2,149	237	(198)	1,128		982
Diluted EPS	$1.75	$0.19	($0.16)	$0.92		$0.80
Diluted shares	1,231	1,231	1,231	1,231		1,231
Q2 FISCAL 2019
Revenues	$4,982	$98	$—	$—		$4,884
Operating income (loss)	940	88	(221)	(89)		1,162
EBT	806	17	(221)	(81)		1,091
EBT as % of revenues	16%					22%
Net income (loss)	663	21	(191)	(99)		932
Diluted EPS	$0.55	$0.02	($0.16)	($0.08)		$0.77
Diluted shares	1,217	1,217	1,217	1,217		1,217
Q3 FISCAL 2018
Revenues	$5,577	$20	$—	($50)		$5,607
Operating income (loss)	903	2	(189)	(312)		1,402
EBT	934	(7)	(189)	(264)		1,394
EBT as % of revenues	17%					25%
Net income (loss)	1,202	(5)	(155)	(129)		1,491
Diluted EPS	$0.81	$0.00	($0.10)	($0.09)		$1.00
Diluted shares	1,487	1,487	1,487	1,487		1,487

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” sections herein. Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(c)
In the third quarter of fiscal 2019, other items excluded from Non-GAAP revenues were comprised of licensing revenues resulting from the settlement with Apple and its contract manufacturers and were not allocated to our segment results.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 8 of 15

Supplemental Information and Reconciliations
(Unaudited)

Q3 FISCAL 2019
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a)		Non-GAAP Results
Cost of revenues	$2,114	$5	$8	$96		$2,005
Research and development (R&D) expenses	1,380	—	164	1		1,215
Selling, general and administrative (SG&A) expenses	547	3	74	10		460
Other expenses	277	—	—	277		—
Interest expense	160	—	—	5		155
Investment and other income, net	344	302	—	—		42	(b)

Diluted EPS impact of the interim agreement with Huawei	$0.10	$0.00	$0.00	($0.01)	(c)	$0.11

(a)
Other items excluded from Non-GAAP results included a $275 million charge related to the 2019 EC fine, $106 million of acquisition-related charges, $5 million of interest expense related to the 2018 EC fine and $3 million of net charges primarily related to our Cost Plan.

(b)
Included $72 million in interest and dividend income and $12 million in net gains on marketable securities, partially offset by $27 million of impairment losses on other investments, $10 million in our share in equity method investee net losses and $5 million in net foreign currency losses.

(c)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column.

Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

($ in millions)	GAAP Results	Less QSI		Less Share-Based Compensation	Less Other Items (b) (c)		Non-GAAP Results
Q3 FISCAL 2019
Income (loss) before income taxes	$5,501	$312		$(246)	$4,334		$1,101
Income tax (expense) benefit	(3,352)	(75)		48	(3,206)		(119)
Net income (loss)	$2,149	$237		$(198)	$1,128		$982

Tax rate	61%	(10%)	(a)	9% (a)	51%	(a)	11%
FISCAL 2019
Estimated annual tax rate	41%	(1%)	(a)	5% (a)	37%	(a)	—%
Q4 FISCAL 2019 Guidance
Estimated Q4 Fiscal 2019 tax rate	16%	—%		1%	2%		13%

(a)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(b)
In the third quarter of fiscal 2019, the tax expense in the “Other Items” column included a $2.5 billion charge for the write-off of a deferred tax asset, a $738 million charge for the combined effect of other items in EBT and a $70 million charge related to other certain impacts of final treasury regulations issued in the third quarter of fiscal 2019, partially offset by a $21 million benefit to reconcile the tax provision for each column to the total GAAP tax provision for the quarter, a $19 million benefit for the tax effect of acquisition-related items in EBT, an $18 million tax benefit related to a prior year and a $16 million benefit for release of a valuation allowance.

(c)
In fiscal 2019, the estimated annual effective tax rate for the “Other Items” column included a $2.5 billion charge for the write-off of a deferred tax asset, a $766 million charge for the combined effect of other items in EBT and a $70 million charge related to other certain impacts of final treasury regulations issued in the third quarter of fiscal 2019, partially offset by $71 million benefit for the tax effect of acquisition-related items in EBT, a $33 million benefit for release of a valuation allowance and an $18 million tax benefit related to a prior year.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 9 of 15

Conference Call
Qualcomm’s fiscal third quarter 2019 earnings conference call will be broadcast live on July 31, 2019, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13692366.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results used herein are presented herein.

The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income (loss) and diluted earnings (loss) per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the HR and Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 10 of 15

Non-GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing businesses, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after-tax earnings. In fiscal 2018, the Company excluded the full impact of the estimated one-time repatriation tax on deemed repatriated earnings and profits of U.S.-owned foreign subsidiaries, including the portion that relates to earnings and profits of U.S.-owned foreign subsidiaries generated in the first quarter of fiscal 2018.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 11 of 15

About Qualcomm
Qualcomm invents breakthrough technologies that transform how the world connects, computes and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries.  As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT - including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio.  Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions, and substantially all of our products and services businesses, including, our QCT semiconductor business. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: being extremely well positioned as 5G ramps in early calendar year 2020; the possibility that if we do not reach a final agreement with Huawei, Huawei may not make any other payments or may not make full payments under their underlying licensing agreement, and the financial impact thereof; our intent to provide financial guarantees to satisfy the 2019 EC Fine in lieu of a cash payment during the appeal; our adoption of new revenue recognition accounting guidance, and the financial impact thereof; our business outlook; and our estimates and guidance related to revenues, earnings per share, MSM chip shipments, and effective tax rates. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our ability to reach a final license agreement with Huawei; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees, which increasingly include a small number of Chinese OEMs; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, including potential adverse outcomes relating to the Federal Trade Commission lawsuit against us, and actions of quasi-governmental bodies and standards and industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise; the difficulties in enforcing and protecting our intellectual property rights; our ability to extend our technologies, products and services into new and expanded product areas and adjacent industry segments and applications outside of traditional cellular industries; risks associated with operation and control of manufacturing facilities of our joint venture, RF360 Holdings; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio, and which may be

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 12 of 15

impacted by the proliferation of devices in new industry segments, and the need to renew or renegotiate license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments and our ability to consummate planned strategic acquisitions; our compliance with laws, regulations, policies and standards; our use of open source software; our stock price and earnings volatility; our indebtedness and our significant stock repurchase program; security breaches of our information technology systems or other misappropriation of our intellectual property or proprietary or confidential information; potential tax liabilities; global, regional or local economic conditions or political actions that impact the industries in which we operate; our ability to attract and retain qualified employees; foreign currency fluctuations; and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. Other products and brand names may be trademarks or registered trademarks of their respective owners.

MSM is a product of Qualcomm Technologies, Inc.

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 13 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$13,923	$11,777
Marketable securities	435	311
Accounts receivable, net	2,390	2,904
Inventories	1,774	1,693
Other current assets	682	699
Total current assets	19,204	17,384
Deferred tax assets	1,172	936
Property, plant and equipment, net	3,037	2,975
Goodwill	6,308	6,498
Other intangible assets, net	2,350	2,955
Other assets	2,062	1,970
Total assets	$34,133	$32,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,587	$1,825
Payroll and other benefits related liabilities	1,014	1,081
Unearned revenues	527	500
Short-term debt	3,000	1,005
Other current liabilities	4,725	6,978
Total current liabilities	10,853	11,389
Unearned revenues	1,251	1,620
Income taxes payable	2,114	2,312
Long-term debt	13,426	15,365
Other liabilities	1,026	1,225
Total liabilities	28,670	31,911

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,218 and 1,219 shares issued and outstanding, respectively	581	—
Retained earnings	4,687	542
Accumulated other comprehensive income	195	265
Total stockholders’ equity	5,463	807
Total liabilities and stockholders’ equity	$34,133	$32,718

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 14 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
Revenues:
Equipment and services	$3,531	$4,110	$11,037	$12,750
Licensing	6,104	1,467	8,422	4,083
Total revenues	9,635	5,577	19,459	16,833
Costs and expenses:
Cost of revenues	2,114	2,491	6,481	7,394
Research and development	1,380	1,416	3,957	4,237
Selling, general and administrative	547	655	1,646	2,297
Other	277	112	408	1,605
Total costs and expenses	4,318	4,674	12,492	15,533
Operating income	5,317	903	6,967	1,300
Interest expense	(160)	(212)	(477)	(561)
Investment and other income, net	344	243	377	454
Income before income taxes	5,501	934	6,867	1,193
Income tax (expense) benefit	(3,352)	268	(2,987)	(5,644)
Net income (loss)	$2,149	$1,202	$3,880	$(4,451)

Basic earnings (loss) per share	$1.77	$0.81	$3.20	$(3.01)
Diluted earnings (loss) per share	$1.75	$0.81	$3.17	$(3.01)
Shares used in per share calculations:
Basic	1,217	1,478	1,214	1,479
Diluted	1,231	1,487	1,224	1,479

Qualcomm Announces Third Quarter Fiscal 2019 Results	Page 15 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
Operating Activities:
Net income (loss)	$2,149	$1,202	$3,880	$(4,451)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	353	414	1,051	1,165
Income tax provision in excess of (less than) income tax payments	3,164	(508)	2,206	4,958
Non-cash portion of share-based compensation expense	246	189	698	659
Net gains on marketable securities and other investments	(332)	(26)	(340)	(101)
Indefinite and long-lived asset impairment charges	—	63	203	96
Impairment losses on marketable securities and other investments	42	19	111	40
Other items, net	(16)	(99)	(207)	(46)
Changes in assets and liabilities:
Accounts receivable, net	1,251	376	1,451	470
Inventories	(46)	2	(95)	245
Other assets	(10)	14	15	72
Trade accounts payable	(94)	215	(267)	(296)
Payroll, benefits and other liabilities	(1,807)	245	(2,534)	1,698
Unearned revenues	9	(53)	(113)	(178)
Net cash provided by operating activities	4,909	2,053	6,059	4,331
Investing Activities:
Capital expenditures	(248)	(214)	(570)	(625)
Purchases of debt and equity marketable securities	—	(77)	—	(5,835)
Proceeds from sales and maturities of debt and equity marketable securities	32	1,446	124	9,105
Acquisitions and other investments, net of cash acquired	(67)	(22)	(185)	(192)
Proceeds from other investments	6	48	45	207
Other items, net	69	(47)	117	(45)
Net cash (used) provided by investing activities	(208)	1,134	(469)	2,615
Financing Activities:
Proceeds from short-term debt	1,511	3,822	4,808	9,385
Repayment of short-term debt	(1,510)	(2,868)	(4,813)	(7,198)
Repayment of long-term debt	—	(1,571)	—	(1,571)
Proceeds from issuance of common stock	87	52	264	387
Repurchases and retirements of common stock	(69)	(1,000)	(1,088)	(1,425)
Dividends paid	(755)	(911)	(2,257)	(2,600)
Payments of tax withholdings related to vesting of share-based awards	(82)	(77)	(225)	(273)
Payment of purchase consideration related to RF360 joint venture	(44)	(42)	(44)	(157)
Other items, net	(53)	(37)	(91)	(54)
Net cash used by financing activities	(915)	(2,632)	(3,446)	(3,506)
Effect of exchange rate changes on cash and cash equivalents	2	(51)	2	(19)
Net increase in total cash and cash equivalents	3,788	504	2,146	3,421
Total cash and cash equivalents at beginning of period	10,135	39,946	11,777	37,029
Total cash and cash equivalents at end of period	$13,923	$40,450	$13,923	$40,450

Reconciliation to the condensed consolidated balance sheets
Cash and cash equivalents	$13,923	$35,619	$13,923	$35,619
Restricted cash and restricted cash equivalents included in other assets	—	4,831	—	4,831
Total cash and cash equivalents at end of period	$13,923	$40,450	$13,923	$40,450